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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 2-96552 and 33-1112) pertaining to the AST Research, Inc. Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan - 1983 (As Amended) and in the related Prospectuses, in the Registration Statements (Form S-8 Nos. 33-1111 and 33-30666) pertaining to the Chief Executives' Plan (As Amended) and in the related Prospectuses, in the Registration Statements (Form S-8 Nos. 33-29345 and 33-57234) pertaining to the 1989 Long-Term Incentive Program (As Amended) and in the related Prospectuses, in the Registration Statement (Form S-8 No. 33-52482) pertaining to the Non-Employee Directors' Common Stock Purchase Warrants and 1991 Stock Option Plan for Non-Employee Directors and in the related Prospectuses, and in the Registration Statement (Form S-8 No. 33-55241) pertaining to the AST Research, Inc. 1994 One-Time Grant Stock Option Plan for Non-Employee Directors and in the related Prospectuses of our report dated July 26, 1995, with respect to the consolidated financial statements and schedule of AST Research, Inc. included in this Annual Report (Form 10-K) for the year ended July 1, 1995.



                                         Ernst & Young LLP



Orange County, California
September 28, 1995